Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266962
The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 17, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 31, 2022)
$20,000,000
Inotiv, Inc.
Common Shares
We are offering                    of our common shares in this offering. Our common shares are listed on The Nasdaq Capital Market under the symbol “NOTV.” On December 13, 2024, the last reported sale price of our common shares on The Nasdaq Capital Market was $5.95 per share.
Investing in our common shares involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the accompanying prospectus and the documents that are incorporated by reference herein and therein, to read about factors you should consider before making a decision to invest in our common shares.

	Per Common Share	Total
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$
__________________
(1)See “Underwriting” for a description of compensation payable to the underwriter.
David Landman, one of our directors, has indicated an interest in purchasing up to an aggregate of approximately $100,000 of our securities in this offering. It also is possible that this investor could indicate an interest in purchasing more of our securities. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no securities in this offering to this investor, or this investor may determine to purchase more, less or no securities in this offering.
We have granted the underwriter the right to purchase up to an additional                         of our common shares. The underwriter may exercise this right at any time within 30 days after the date of this prospectus supplement.
The underwriter expects to deliver the common shares against payment therefor on or about                    , 2024.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lake Street
The date of this prospectus supplement is             , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On August 18, 2022, we filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement. Under this shelf registration process, we may, from time to time, sell common shares and other securities, of which this offering is a part.
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf.
We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common shares.
We,” “us,” “our,” “Inotiv,” the “Company” and similar names refer to Inotiv, Inc., an Indiana corporation, unless we state otherwise or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Our Business
Inotiv is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services primarily to the pharmaceutical and medical device industries and selling a range of research-quality animals and diet, bedding and enrichment products to the same industries as well as academia and government clients. Our products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while focusing on increasing efficiency, improving data and reducing the cost of discovering and taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world. We are dedicated to practicing high standards of laboratory animal care and welfare.
Our Corporate Information
We were incorporated in the state of Indiana in July 1975. Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906, and our telephone number is (765) 463-4527. Our website address is www.inotiv.com. The information contained on our website is not a part of this prospectus supplement and is not incorporated by reference herein.

THE OFFERING

Issuer	Inotiv, Inc.

Common shares offered by us	shares.

Common shares to be outstanding after this offering	shares (or shares if the underwriter exercises in full its option to purchase additional common shares).

Option to purchase additional shares	We have granted the underwriter a 30-day option to purchase additional common shares.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes. See the section entitled “Use of Proceeds” for more information.

Nasdaq Capital Market symbol	NOTV

Risk factors
See “Risk Factors” included in this prospectus supplement, the accompanying prospectus or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

The number of our common shares that will be outstanding immediately after this offering as shown above is based on 26,015,129 shares outstanding as of September 30, 2024. The number of shares outstanding as of September 30, 2024 as used throughout this prospectus, unless otherwise indicated, excludes:
•2,391,620 common shares issuable upon exercise of stock options outstanding at September 30, 2024 at a weighted-average exercise price of $8.35 per common share;
•271,087 common shares reserved for future issuance under our 2024 Equity Incentive Plan (the “2024 Plan”);
•1,526,212 common shares reserved for issuance upon the vesting of restricted stock units outstanding at September 30, 2024;
•2,859,306 shares reserved for issuance as of September 30, 2024 upon conversion of our outstanding 3.25% Convertible Senior Notes due 2027 (the “Notes); and
•4,146,250 common shares reserved for issuance upon exercise of warrants outstanding at September 30, 2024.

RISK FACTORS
An investment in our common shares involves risks. You should consider carefully the following risks and all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, before investing in our common shares. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common shares could decline and you could lose all or part of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. See “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus supplement.
Risks Relating to this Offering
If you purchase our common shares sold in this offering, you will experience immediate and substantial dilution in your investment. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.
The price per common share being offered exceeds the net tangible book value (deficit) per share of our outstanding common shares prior to this offering. Based on the public offering price of $               per common share, and our net tangible book value (deficit) as of September 30, 2024 of approximately $(7.62) per common share, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of $               per common share, representing the difference between the public offering price and our as adjusted net tangible book value (deficit) per common share as of September 30, 2024 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.
We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.
We currently intend to use any net proceeds of this offering for working capital, capital expenditures and other general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including, but not limited to, general market conditions, required capital investments, regulatory requirements and customer demands. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend such proceeds in ways that do not necessarily improve our operating results or enhance the value of our common shares. See “Use of Proceeds.”
We do not expect to pay cash dividends for the foreseeable future, and accordingly, shareholders must rely on common share appreciation for any return on their investment in the Company.
We have never declared or paid any cash dividends on our common shares and currently we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate that we will pay cash dividends for the foreseeable future. As a result, appreciation of the price of our common shares is the only potential source of return to shareholders. Investors seeking cash dividends should not invest in our common shares.
If securities or industry analysts issue an adverse opinion regarding our common shares, our share price and trading volume could decline.
The trading market for our common shares is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely changes its recommendation regarding our common shares, or provides more favorable relative recommendations about our competitors, the trading price of our common shares could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common shares or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements,” that involve risks and uncertainties. Those statements may include, but are not limited to, statements regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) market and company-specific impacts of non-human primate supply and demand matters; (v) compliance with the Resolution Agreement (the “Resolution Agreement”) with the U.S. Department of Justice (“DOJ”) and the United States Attorney’s Office for the Western District of Virginia (“USAO-WDV”) and a Plea Agreement (the “Plea Agreement”) with the DOJ and the USAO-WDV and the expected impacts on the Company related to the compliance plan and compliance monitor, and the expected amounts, timing and expense treatment of cash payments and other investments thereunder; (vi) our ability to service our outstanding indebtedness and to comply or regain compliance with financial covenants; (vii) our current and forecasted cash position; (viii) our ability to make capital expenditures, fund our operations and satisfy our obligations; (ix) our ability to manage recurring and unusual costs; (x) our ability to execute on and realize the expected benefits related to our restructuring and site optimization plans; (xi) our expectations regarding the volume of new bookings, pricing, operating income or losses and liquidity; (xii) our ability to effectively fill recent expanded capacity or any future expansion or acquisition initiatives undertaken by us; (xiii) our ability to develop and build infrastructure and teams to manage growth and projects; (xiv) our ability to continue to retain and hire key talent; (xv) our ability to market our services and products under our corporate name and relevant brand names; (xvi) our ability to develop new services and products; (xvii) our ability to negotiate amendments to the Credit Agreement, dated as of November 5, 2021 (as amended through the date hereof, the “Credit Agreement”), or obtain waivers related to the financial covenants defined within the Credit Agreement; and (xviii) our expectations related to the use of proceeds from this offering.
All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the “Risk Factors” sections in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.
This prospectus supplement and the accompanying prospectus and the other documents incorporated by reference herein and therein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common shares in this offering will be approximately $               million, after deducting the underwriting discount and estimated offering expenses we expect to pay. If the underwriter exercises its option to purchase additional shares in full, we estimate that our net proceeds will be approximately $               million, after deducting the underwriting discount and estimated offering expenses we expect to pay.
We currently intend to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes. Pending the application of net proceeds, we expect to invest the net proceeds in short-term, interest-bearing obligations.

DILUTION
If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the price per common share you pay in this offering and our net tangible book value (deficit) per common share immediately after this offering.
Net tangible book value (deficit) per common share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. Our net tangible book value (deficit) at September 30, 2024 was $(198,178,000), or $(7.62) per common share based upon 26,015,129 shares outstanding.
After giving effect to the sale by us of common shares at the public offering price of $               per common share, and after deducting the underwriting discount and estimated offering expenses, our as adjusted net tangible book value (deficit) as of September 30, 2024 would have been approximately $               million, or $               per common share. This represents an immediate increase in the net tangible book value (deficit) of $               per common share to our existing shareholders and an immediate and substantial dilution in net tangible book value (deficit) of $               per common share to new investors.
The following table illustrates this per common share dilution:

Public offering price per common share		$
Net tangible book value (deficit) per common share as of September 30, 2024	$(7.62)
Increase in net tangible book value per common share attributable to this offering	$
As adjusted net tangible book value (deficit) per common share as of September 30, 2024, after giving effect to this offering		$
Dilution per common share to new investors purchasing shares in this offering		$
If the underwriter exercises in full its option to purchase up to additional common shares from us at the public offering price of $               per common share, the as adjusted net tangible book value (deficit) per common share after this offering would be $               per common share and the dilution to new investors participating in this offering would be $               per common share.
The calculations above are based on 26,015,129 shares outstanding as of September 30, 2024, and exclude:
•2,391,620 common shares issuable upon exercise of stock options outstanding at September 30, 2024 at a weighted-average exercise price of $8.35 per common share;
•271,087 common shares reserved for future issuance under the 2024 Plan;
•1,526,212 common shares reserved for issuance upon the vesting of restricted stock units outstanding at September 30, 2024;
•2,859,306 shares reserved for issuance as of September 30, 2024 upon conversion of our outstanding Notes; and
•4,146,250 common shares reserved for issuance upon exercise of warrants outstanding at September 30, 2024.
To the extent that stock options or warrants are exercised, restricted stock units are settled, Notes are converted, or other shares have been or are issued, investors purchasing common shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY
We have never paid any dividends on our common shares. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors the board of directors deems relevant. In addition, the terms of our Credit Agreement with a group of lenders and Acquiom Agency Services LLC, as administrative agent and collateral agent, restrict our ability to pay dividends to limited circumstances.

UNDERWRITING
We and the underwriter for the offering named below have entered into an underwriting agreement with respect to the common shares being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of common shares set forth opposite its name below. Lake Street Capital Markets, LLC is the managing underwriter of this offering.

Underwriter	Number of Common Shares
Lake Street Capital Markets, LLC
Total
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.
Our common shares are listed on The Nasdaq Capital Market under the symbol “NOTV.”
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Craig-Hallum Capital Group LLC (“Craig-Hallum”) is acting as an advisor to us in connection with this offering. Craig-Hallum is not acting as an underwriter in connection with this offering.
Option to Purchase Additional Shares
We have granted to the underwriter an option to purchase up to             additional common shares at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriter exercises this option, the underwriter will purchase additional shares from us in approximately the same proportion as shown in the table above.
Discounts and Commissions
The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses and fees to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discount
Proceeds, before expenses and fees, to us
The underwriter proposes to offer the common shares to the public at the public offering price set forth on the cover of this prospectus. The underwriter may offer the common shares to securities dealers at the public offering price less a concession not in excess of $            per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

Expenses
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $245,000 and are payable by us. We have agreed to pay up to $100,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering. In addition, the underwriter has agreed to reimburse us for certain expenses incurred by us in connection with this offering.
Discretionary Accounts
The underwriter does not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Stabilization
In connection with this offering, the underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and purchases to cover positions created by short sales.
•Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common shares while the offering is in progress.
•Short sales involve sales by the underwriter of common shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.
•Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriter sells more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.
These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in our common shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements
Pursuant to lock-up agreements, our executive officers and directors have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common shares or any securities convertible into or exchangeable for common shares without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement, subject to customary exceptions, and such restrictions may be waived at any time by the underwriter.
Pursuant to the terms of the underwriting agreement, we have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common shares or any securities convertible into or exchangeable for common shares without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement, subject to limited exceptions, and such restrictions may be waived at any time by the underwriter.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter or selling group members may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships
The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A.

LEGAL MATTERS
The validity of the issuance of the common shares offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Lake Street Capital Markets, LLC is being represented in connection with this offering by Goodwin Procter LLP.
EXPERTS
The consolidated financial statements of Inotiv, Inc. appearing in Inotiv, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2024, and the effectiveness of Inotiv Inc.’s internal control over financial reporting as of September 30, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which also conclude, among other things, that Inotiv, Inc. did not maintain effective internal control over financial reporting as of September 30, 2024, based on Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weaknesses described therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement constitutes a part of a registration statement on Form S-3 filed with the SEC. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Any statements made in the accompanying prospectus or this prospectus supplement concerning legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.inotiv.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus or the accompanying base prospectus. You can read our SEC filings, including the registration statement, on the SEC's website at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated by reference in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We hereby incorporate by reference the following documents:
•Our Annual Report on Form 10-K for the year ended September 30, 2024, as filed with the SEC on December 4, 2024;
•Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 26, 2024 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended September 30, 2023; and
•The description of capital stock contained in Exhibit 4.5 to Registration Statement on Form S-8 (Registration Statement No. 333-261025), filed with the SEC on November 12, 2021 and any other amendments or reports filed for the purpose of updating such description.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying base prospectus supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Corporate Secretary
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
email address: secretary@inotiv.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.inotiv.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus or the accompanying base prospectus.

PROSPECTUS
$350,000,000
Common Shares
Preferred Shares
Debt Securities
Share Purchase Contracts
Warrants
Rights
Units
6,964,728 Common Shares
Offered by the Selling Shareholders
We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $350.0 million. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.
This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.
Our common shares are traded on The Nasdaq Capital Market under the symbol “NOTV.” On August 15, 2022, the last reported sale price of our common shares was $25.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.
In addition, Savanna Holdings, LLC, Jermyn Street Associates LLC, Jermyn Street Capital LLC, Leone Healthcare Holdings LLC, Harlan Family Partnership, L.P., Birch Grove Capital LP, and their respective pledgees, donees, permitted transferees, assignees and successors (collectively, the “selling shareholders”), may offer and sell up to 6,964,728 of our common shares from time to time under this prospectus. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.
The selling shareholders identified in this prospectus, or their pledgees, donees, permitted transferees, assignees or successors, may offer our common shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling shareholders may sell their common shares in the section entitled “Plan of Distribution” in this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of the common shares by the selling shareholders under this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 31, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $350.0 million.  In addition, the selling shareholders may from time to time sell up to an aggregate of 6,964,728 of our common shares.
This prospectus provides you only with a general description of the securities that we may offer. Each time that we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to, or incorporated by reference in, the registration statement, you should refer to that agreement or document for its complete contents.
Neither we nor the selling shareholders have authorized any underwriter, dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. You must not rely upon any information or representation not so contained or incorporated by reference. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered or securities are sold on a later date.
“We,” “us,” “our” and similar names refer to Inotiv, Inc., an Indiana corporation, unless we state otherwise or the context otherwise requires. References to the “selling shareholders” refer to the shareholders listed herein under the heading “Selling Shareholders” and any of their pledgees, donees, permitted transferees, assignees and successors.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors,” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.
Overview
Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. Our products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world.
As a result of our strategic acquisition of Envigo RMS Holding Corp. in November 2021, which added a complementary research model platform, our full spectrum solutions now span two segments: Discovery and Safety Assessment (“DSA”) and Research Models and Services (“RMS”).
Through our DSA segment, we support both the non-clinical and clinical development needs of researchers and clinicians for primarily small molecule drug candidates, but also including biotherapeutics and biomedical devices. Our scientists have the skills in analytical instrumentation development, chemistry, computer software development, histology, pathology, physiology, surgery, analytical chemistry, drug metabolism, pharmacokinetics, and toxicology to make the services and products we provide increasingly valuable to our current and potential clients. Our principal clients are scientists engaged in analytical chemistry, drug safety evaluation, clinical trials, drug metabolism studies, pharmacokinetics and basic research from small start-up biotechnology companies to some of the largest global pharmaceutical companies.
Through our RMS segment, we offer access to a wide range of high-quality small and large research models for basic research and drug discovery and development, as well as specialized models for specific diseases and therapeutic areas. We combine deep animal husbandry expertise and expanded access to scientists across the discovery and preclinical continuum, which reduces nonclinical lead times and provides enhanced project delivery. In conjunction with our contract research organization (“CRO”) business, we have the ability to run selected nonclinical studies directly on-site at closely located research model facilities and access to innovative genetically engineered models and services solutions. We have long-standing relationships with our principal clients, which include biopharmaceutical companies, CROs, and academic and government organizations.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year, and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.
Corporate Information
We were incorporated in the state of Indiana in July 1975. Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906, and our telephone number is (765) 463-4527. Our Internet website is www.inotivco.com. The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, risk factors included in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.
Risks Related to the Common Shares Offered by the Selling Shareholders
If the selling shareholders sell significant amounts of our common shares, or the perception exists that these sales could occur, such events could cause our common share price to decline.
This prospectus covers the resale from time to time by the selling shareholders of up to 6,964,728 of our common shares. Once the registration statement of which this prospectus is a part is declared effective, all of these shares will be available for resale in the public market. If the selling shareholders sell significant amounts of our common shares following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common shares could decline. Further, the perception of these sales could impair our ability to raise additional capital through the sale of our equity securities.
None of the proceeds from the sale of our common shares by the selling shareholders in this offering will be available to us.
We will not receive any proceeds from the sale of our common shares by the selling shareholders in this offering. The selling shareholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling shareholders will be available to us for our use. See “Use of Proceeds.”

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties. Those statements may include, but are not limited to, discussions regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) our ability to develop or acquire new services and products; (v) our ability to make capital expenditures and finance operations; (vi) global economic conditions, especially as they impact our markets; (vii) our cash position; (viii) our ability to successfully integrate the operations and personnel related to recent acquisitions (ix) our ability to effectively manage current expansion efforts or any future expansion or acquisition initiatives undertaken by us; (x) our ability to develop and build infrastructure and teams to manage growth and projects; (xi) our ability to continue to retain and hire key talent; (xii) our ability to market our services and products under our corporate name and relevant brand names; (xiii) our ability to service our outstanding indebtedness; (xiv) our expectations regarding the volume of new bookings, pricing, gross profit margins and liquidity; (xv) our ability to manage recurring and non-recurring costs, (xvi) our ability to execute on our restructuring and site optimization plans; and (xvii) the impact of COVID-19 on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties, and additional risks set forth in our filings with the SEC. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to the risk factors disclosed in our reports with the SEC, many of which are beyond our control.
All statements, other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we do not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.
This prospectus, any prospectus supplement and the other documents incorporated by reference herein and therein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the repayment of outstanding indebtedness, working capital, general and administrative expenses, capital expenditures and acquisitions. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.
We will not receive any proceeds from the sale of our common shares by the selling shareholders.

PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law.
The selling shareholders may from time to time sell all or a portion of the common shares beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, or agents. If the common shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for discounts or commissions payable to such underwriters or broker-dealers. The selling shareholders may use any one or more of the following methods (which may involve crosses or block transactions) when selling securities: (i) on any national stock exchange or U.S. interdealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) underwritten transactions; (iv) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (v) block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (vi) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (vii) an exchange distribution in accordance with the rules of the applicable exchange; (viii) privately negotiated transactions; (ix) short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC; (x) through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; (xi) broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share; (xii) a combination of any such methods of sale; (xiii) through the distribution by any selling stockholder to its partners, members, unitholders, shareholders or equity holders; and (xiv) any other method permitted pursuant to applicable law.
The selling shareholders may also sell all or a portion of their common shares in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling shareholders may also transfer, devise or gift such securities by other means not described in this prospectus. The selling shareholders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the securities we are registering.
Each time that we or the selling shareholders sell securities covered by this prospectus, the applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. The selling shareholders as well as any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them upon resale of the securities may be deemed to be underwriting discounts.  We or the selling shareholders may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any public offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly or by agents designated by us or the selling shareholders from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling shareholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us or the selling shareholders and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.
Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We or the selling shareholders may also sell common shares through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We or the selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling shareholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us or the selling shareholders in settlement of those transactions to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or the selling shareholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue, and other than the common shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common shares, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and dealers may engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, any additional or substitute exchange on which our common shares are listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SHAREHOLDERS
The selling shareholders are offering for resale, from time to time, up to an aggregate of 6,964,728 of our common shares. The table below has been prepared based upon the information furnished to us by the selling shareholders as of August 15, 2022. The selling shareholders may have purchased, acquired, sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented. The beneficial ownership of our common shares by the selling shareholders has been determined in accordance with Rule 13d-3 under the Exchange Act.
The selling shareholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling shareholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the selling shareholders after completion of this offering. This table, however, presents the maximum number of common shares that the selling shareholders may offer pursuant to this prospectus and the number of common shares that would be beneficially owned after the sale of the maximum number of common shares by the selling shareholders.

	Number of Common Shares Beneficially Owned Prior to this Offering		Number of Common Shares Being Offered (7)	Number of Common Shares Beneficially Owned After this Offering
Selling Shareholder(s)	Number	Percentage		Number	Percentage
Savanna Holdings, LLC (1)	2,946,961	11.5%	2,946,961	—	—
Jermyn Street Associates LLC (2)	1,578,327	6.2%	1,578,327	—	—
Jermyn Street Capital LLC (3)	499,095	2.0%	499,095	—	—
Leone Healthcare Holdings LLC (4)	1,184,730	4.6%	1,184,730	—	—
Harlan Family Partnership, L.P.(5)	449,335	1.8%	449,335	—	—
Birch Grove Capital LP (6)	306,280	1.2%	306,280	—	—
(1) P2 Capital Master Fund I, L.P. (“P2 Capital Fund”) is the managing member of Savanna Holdings, LLC (“Savanna”), and P2 Capital Fund and P2 Capital Fund IV, L.P. (“P2 Capital Fund IV” and, together with P2 Capital Fund, the “Funds”) are the holders of all membership interests in Savanna. P2 Capital Partners, LLC (“P2 Capital Partners”) is the investment manager of the Funds and is controlled by its managing member, Claus Moller. Each of P2 Capital Fund, P2 Capital Fund IV, P2 Capital Partners and Mr. Moller disclaims beneficial ownership of the common shares owned by Savanna.
(2) Andrew H. Baker is the sole Manager of Jermyn Street Associates LLC.
(3) Scott Cragg is the sole Manager of Jermyn Street Capital LLC.
(4) Healthcare Ventures Holdings Limited is the sole member of Leone Healthcare Holdings LLC.
(5) Hal P. Harlan is the General Partner of Harlan Family Partnership, L.P. Mr. Harlan was also a member of the board of directors of Envigo RMS Holding Corp. prior to the Envigo Acquisition (as defined below).
(6) Birch Grove Capital LP is the investment manager of BGC Credit Opportunities Fund Ltd., which owns 4,254 common shares, and Birch Grove Credit Strategies Master Fund LP, which owns 302,026 common shares. Jonathan I. Berger is the Managing Member of Birch Grove Capital Management LLC, which controls Birch Grove Capital LP.
(7) Represents the maximum number of shares that may be sold by the selling shareholders pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act, the registration statement of which this prospectus is a part shall also cover any additional common shares which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction that, without the receipt of consideration, results in an increase in the number of our outstanding common shares.

Past and Current Relationships with Selling Shareholders
Shareholders Agreement
In connection with the consummation of the acquisition (the “Envigo Acquisition”) of Envigo RMS Holding Corp. (“Envigo”), we entered into a Shareholders Agreement with certain stockholders of Envigo (the “Shareholders Agreement”), including Jermyn Street Associates LLC (“Jermyn Street”), Savanna (together with Jermyn Street, the “Nominating Holders”), Jermyn Street Associates II LLC, Jermyn Street Capital LLC, Birch Grove Credit Strategies Master Fund LP, Leone Healthcare Holdings LLC and Harlan Family Partnership, L.P. The Shareholders Agreement provided that, at the effective time of the Envigo Acquisition, (i) our board of directors would consist of our CEO, our Chief Strategy Officer, our three current independent directors, one person to be designated by Jermyn Street and one person to be designated by Savanna, and (ii) Richard A. Johnson, Ph.D. would tender his resignation from the board of directors, to be effective automatically upon notice to Dr. Johnson from us that the board of directors was prepared to elect the Approved Director as provided in the Shareholders Agreement.  The “Approved Director” is a person designated by our Nominating and Corporate Governance Committee and approved by the Nominating Holders.
As required by the Shareholders Agreement, effective on November 5, 2021, the size of the board of directors was expanded to seven members, and Nigel Brown, Ph.D. and Scott Cragg were appointed to the board of directors. Dr. Brown, who was designated by Savanna, was elected as a Class II Director for a term ending at the annual meeting of shareholders in 2023 and Mr. Cragg, who was designated by Jermyn Street, was elected as a Class III Director for a term ending at the annual meeting of shareholders in 2024.
After the consummation of the Envigo Acquisition and for so long as a Nominating Holder beneficially owns five percent or more of our outstanding voting shares, the Nominating Holder will have the right to designate one nominee for election to our board of directors upon the expiration of the term of the initial designee or any subsequent designee of that Nominating Holder and to approve our nominee for the board seat held by the Approved Director or any subsequent Approved Director upon expiration of the Approved Director’s term. Pursuant to the Shareholders Agreement, we agreed that we will include the nominees designated by the Nominating Holders and the Approved Director in management’s slate of directors for the applicable meeting, solicit proxies to approve the election of those persons to the board of directors and recommend to our shareholders that those persons be elected as directors. Board vacancies occurring due to the death, resignation, retirement, disqualification or removal from office as a member of the board of directors of a director designated by a Nominating Holder are to be filled by a person designated by that Nominating Holder.
The Shareholders Agreement requires the shareholders who are parties thereto to cause all voting securities owned by them to be present at any annual or special meeting at which directors are to be elected, to vote such securities either as recommended by our board of directors, or in the same proportions as votes cast by other voting securities with respect to director nominees or other nominees and in favor of any director nominee of the Nominating Holders, and not to vote in favor of a change of control transaction pursuant to which the Nominating Holders would receive consideration that is different in amount or form from other shareholders, unless approved by our board of directors.
The Shareholders Agreement also includes certain restrictions on the ability of the shareholder parties to transfer their shares and certain registration rights in favor of those shareholders. Specifically, we agreed to prepare and file one or more registration statements with the SEC for purposes of registering the sale of all common shares received by the shareholder parties in the Envigo Acquisition; however, we are not required to keep any registration statement effective for a period longer than (a) 90 days or (b) such shorter period when all of the securities registered in that registration statement are sold. We also have agreed, among other things, to indemnify each selling shareholder from certain liabilities, fees and expenses for material misstatements or omissions in any registration statement. Under the Shareholders Agreement, we are no longer required to register the common shares held by the shareholder parties after such securities (a) have been sold pursuant to a registration statement or to the public pursuant to Rule 144, (b) have been transferred and are no longer restricted or (c) are no longer outstanding.

DESCRIPTION OF COMMON SHARES
Under the terms of our second amended and restated articles of incorporation, our board of directors is authorized to issue up to 74,000,000 of our common shares. As of August 15, 2022, we had 25,594,473 common shares outstanding.
The following summary of the terms of our common shares does not purport to be complete and is qualified in its entirety by reference to our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Indiana Business Corporation Law (the “IBCL”).
Voting Rights
Each outstanding common share is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.
Dividend and Liquidation Rights
The holders of outstanding common shares are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The common shares are neither redeemable nor convertible. Holders of our common shares have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred shares then outstanding. The rights, preferences and privileges of holders of common shares are subject to and may be adversely affected by the rights of the holders of our outstanding preferred shares and any series of preferred shares that we may designate and issue in the future.
We have never paid any cash dividends on our common shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Limited. The transfer agent and registrar’s address is 462 South 4th Street, Louisville, KY 40202.
Equity Compensation Plans
Our 2018 Equity Incentive Plan, as amended (the “2018 Plan”), provides for the issuance of equity awards to our officers, directors and employees. As of June 30, 2022, 541,434 restricted stock units and 1,176,460 options to purchase our common shares with a weighted-average exercise price of $14.40 were issued and outstanding under the 2018 Plan, and 926,647 of our common shares were reserved for future issuance under the 2018 Plan. In addition, in connection with the acquisition of Envigo, we assumed the Envigo RMS Holding Corp. Equity Incentive Plan (the “Envigo Plan”), and certain options outstanding thereunder on the closing date. As of June 30, 2022, options to purchase 790,620 common shares with a weighted-average exercise price of $9.93 were issued and outstanding under the Envigo Plan. We do not intend to issue any further equity awards under the Envigo Plan.
Convertible Promissory Notes
On September 27, 2021, we issued $140.0 million principal amount of our 3.25% Convertible Senior Notes due 2027 (the “Notes”). The Notes accrue interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. The Notes will mature on October 15, 2027, unless earlier repurchased, redeemed or converted.
Before April 15, 2027, noteholders have the right to convert their Notes only upon the occurrence of certain events. From and after April 15, 2027, noteholders may convert their Notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, our common shares or a combination of cash and our common shares, at our election. The initial conversion rate is 1.7162 common shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $46.05 per common share. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the indenture governing the notes) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
Listing
Our common shares are currently listed on The Nasdaq Capital Market under the symbol “NOTV.”
Certain Provisions of the Indiana Business Corporation Law
As an Indiana corporation, we are governed by the IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.
Control Share Acquisition
Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
•one-fifth or more but less than one-third;
•one-third or more but less than the majority; or
•a majority or more.
A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.
An “issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.
The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our second amended and restated articles of incorporation and our second amended and restated bylaws, as amended, do not exclude us from Chapter 42.

Certain Business Combinations
Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.
For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.
The definition of “beneficial owner” for purposes of Chapter 43 means a person who, directly or indirectly, owns the subject shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our second amended and restated articles of incorporation do not exclude us from Chapter 43.
Directors’ Duties and Liability
Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•in good faith;
•with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•in a manner the directors reasonably believe to be in the best interests of the corporation.
Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.
Consideration of Effects on Other Constituents
Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.
Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Classified Board of Directors
Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act, must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by not later than 30 days after the later of July 31, 2009 or the time when the corporation’s voting shares are registered under Section 12 of the Exchange Act. As of the date of this prospectus, our Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one class expires.
Indemnification
Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, which means, in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.
Our second amended and restated articles of incorporation provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, employees and agents against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Effects of Our Articles of Incorporation and Our Bylaws
Our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:
Classified Board
Our governing documents provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board. Our second amended and restated bylaws, as amended, also provide that the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. As of the date of this prospectus, our board of directors consists of seven members.
Advance Notice Procedures
Our second amended and restated bylaws, as amended, establish an advance notice procedure for proposed shareholder nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s nomination. Although the second amended and restated bylaws, as amended, do not give the board of directors the power to approve or disapprove shareholder nominations of candidates, they may have the effect of precluding a shareholder nomination if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.
Authorized but Unissued Shares
Our authorized but unissued common shares and preferred shares are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common shares and preferred shares could render more difficult or discourage an attempt to obtain control of a majority of our common shares by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF PREFERRED SHARES
Under the terms of our second amended and restated articles of incorporation, our board of directors is authorized to issue up to 1,000,000 of our preferred shares in one or more series without shareholder approval. As of August 15, 2022, there were no preferred shares outstanding.
Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares. It is not possible to otherwise state the actual effect of the issuance of any preferred shares upon the rights of the holders of common shares until the board of directors determines the specific rights of the holders of such preferred shares. However, effects of the issuance of preferred shares may include restricting dividends on common shares, diluting the voting power of common shares, impairing the liquidation rights of common shares, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting shares.
If we offer a specific class or series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:
•the title and stated value;
•the number of shares offered, the liquidation preference per share and the purchase price;
•the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•the procedures for any auction and remarketing;
•the provisions for a sinking fund, if any;
•the provisions for redemption, if applicable;
•any listing of the preferred shares on any securities exchange or market;
•whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•voting rights, if any, of the preferred shares;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred shares;
•the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.
Transfer Agent and Registrar
The transfer agent and registrar for any series or class of preferred shares will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
The senior debt securities will be issued under an indenture (the “senior indenture”) between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture (the “subordinated indenture”) between us and the trustee named in the applicable prospectus supplement.
We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.
General
The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.
The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “—Subordination” below.
The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the title and type of the debt securities;
•any limit on the total principal amount of the debt securities of that series;
•the price at which the debt securities will be issued;
•the date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•the maturity date or dates of the debt securities or the method by which those dates can be determined;

•if the debt securities will bear interest:
◦the interest rate on the debt securities or the method by which the interest rate may be determined;
◦the date from which interest will accrue;
◦the record and interest payment dates for the debt securities and the first interest payment date;
•the place or places where:
◦we can make payments on the debt securities;
◦the debt securities can be surrendered for registration of transfer or exchange; and
◦notices and demands can be given to us relating to the debt securities and under the applicable indenture;
•any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;
•any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;
•whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;
•if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;
•whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “—Book-Entry, Delivery and Form” will not apply to such global securities—a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;
•whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;
•whether any additional amounts will be payable;
•the denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;
•any portion of the principal amount of debt securities that shall be payable upon acceleration;
•the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;
•any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;
•whether the provisions described below under the heading “—Defeasance” will not apply to the debt securities;
•any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;
•any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•the identity of the trustee, security registrar and paying agent for the debt securities;
•any material tax implications of the debt securities;
•any special provisions relating to the payment of any additional amounts on the debt securities; and
•any other terms of the debt securities.
When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Exchange and Transfer
At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.
We will not be required to:
•issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or
•register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.
Interest and Principal Payments
Payments
Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”
Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.
Recipients of Payments
The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities
The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company (“DTC”) or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.
Certificated Debt Securities
Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:
•by check mailed to the address of the person entitled to payment as shown on the security register; or
•by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.
Redemption and Repayment of Debt Securities
Optional Redemption by Us
If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.
A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Repayment at Option of Holder
If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.
Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.
If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.
Denominations
Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.
Consolidation, Merger or Sale
Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:
•the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and
•immediately after giving effect to the transaction, no event of default under the applicable indenture exists.
If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our obligations and covenants under the indentures and under the debt securities.
Modification and Waiver
Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in payments due on the debt securities;
•a change in the place of payment or currency in which any payment on the debt securities is payable;
•a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;
•a reduction in the requirements contained in the applicable indenture for quorum or voting;
•a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and
•a modification of any of the foregoing requirements contained in the applicable indenture.
Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
•a default in the payment of the principal of or any premium or interest on any debt securities of that series; or
•a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:
•failure to pay interest on any debt security of that series for 30 days after the payment is due;
•failure to pay the principal of or any premium on any debt security of that series when due;
•failure to deposit any sinking fund payment on debt securities of that series when due;
•failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;
•certain events in bankruptcy, insolvency or reorganization; or
•any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.
Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.
Defeasance
Defeasance and Discharge
At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:
•we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;
•we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and
•if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.
When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:
•monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or
•direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and
•holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
Defeasance of Certain Covenants and Certain Events of Default
At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.
If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Subordination
The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:
•any liability for federal, state, local or other taxes owed or owing by us;
•our indebtedness to any of our subsidiaries;
•our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and
•any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.
If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of

Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•the payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and
•payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.
If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:
•the holders of subordinated debt securities,
•together with the holders of any of our other obligations ranking equal with those subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.
If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:
•the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and
•payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.
•Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.
We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.
Payment of Additional Amounts
Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.
Book-Entry, Delivery and Form
We have obtained the information in this section concerning DTC, Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;
•at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or
•we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:
•any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;
•any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or
•the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary,

Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.
We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of

Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Conversion and Exchange
If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Governing Law
The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
We may issue share purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.
The share purchase contracts and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of share purchase contracts. The prospectus supplement and any incorporated documents relating to any share purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:
•if applicable, a discussion of material U.S. federal income tax considerations; and
•any other information we think important about the share purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our common shares, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;
•if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that class or series of our preferred shares;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or capital form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the date from and after which the warrants and the common shares and/or preferred shares will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the anti-dilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•the date of determining the security holders entitled to the rights distribution;
•the aggregate number of rights issued and the aggregate number of common shares purchasable upon exercise of the rights;
•the exercise price;
•the conditions to completion of the rights offering;
•the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•a discussion of certain United States federal income tax consequences applicable to the rights offering.
Each right would entitle the holder of the rights to purchase for cash shares of common shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in the applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read the prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, current reports, proxy and other information statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.inotivco.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You also can read these filings, including the registration statement, on the SEC’s website at www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement), except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and other statements. We hereby incorporate by reference the following documents:
•Our Annual Report on Form 10-K for the year ended September 30, 2021, as filed with the SEC on December 21, 2021;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2021 from our definitive proxy statement on Schedule 14A, as filed with the SEC on February 3, 2022;
•Our Quarterly Reports on Form 10-Q for the quarter ended December 31, 2021, as filed with the SEC on February 16, 2022, as amended on February 18, 2022, for the quarter ended March 31, 2022, as filed with the SEC on May 16, 2022 and for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022;
•Our Current Reports on Form 8-K filed with the SEC on October 1, 2021 (amending our Current Report on Form 8-K filed with the SEC on September 21, 2021), October 4, 2021, October 22, 2021, November 5, 2021, as amended on December 23, 2021, December 16, 2021, January 13, 2022, January 31, 2022, March 22, 2022, June 17, 2022, as amended on July 25, 2022, and June 24, 2022; and
•Description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on November 12, 1997, including any amendment or report filed for the purpose of updating such description.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Corporate Secretary
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
email address: Fernanda.Beraldi@inotivco.com

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Faegre Drinker Biddle & Reath LLP. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Inotiv, Inc. appearing in our Annual Report on Form 10-K for the year ended September 30, 2021 have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Envigo RMS Holding Corp. as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020, which appear in our Current Report on Form 8-K/A filed with the SEC on December 23, 2021, incorporated by reference herein, have been audited by BDO USA, LLP, independent certified public accountants, as stated in their report appearing therein, and incorporated herein by reference.

$20,000,000
Inotiv, Inc.
Common Shares

PROSPECTUS SUPPLEMENT

Lake Street
                      , 2024